EXHIBIT 1

                                LEGG MASON, INC.
                            (a Maryland corporation)

                                 Debt Securities

                         FORM OF UNDERWRITING AGREEMENT




To the Underwriters
to be named in the applicable
Pricing Agreement supplemental hereto

Dear Sirs:

          Legg Mason, Inc., a Maryland corporation (the "Company"), proposes to sell up to $________ aggregate principal amount, or its equivalent based on the applicable exchange rate at the time of offering, in such foreign currencies or units of two or more thereof as the Company shall designate at the time of offering, of its senior debt securities ("Senior Debt Securities"), and its subordinated debt securities ("Subordinated Debt Securities," and, together with the Senior Debt Securities, the "Debt Securities"). Unless otherwise specified in the applicable Pricing Agreement (as defined below), the Senior Debt Securities are to be issued under an indenture (the "Senior Indenture") between the Company and The Bank of New York, as trustee (the "Senior Debt Trustee"). Unless otherwise specified in the applicable Pricing Agreement, the Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee (the "Subordinated Debt Trustee"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures" and the Senior Debt Trustee and the Subordinated Debt Trustee are collectively referred to herein as the "Trustees." Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the applicable Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein, "Securities" shall mean the Debt Securities covered by the applicable Pricing Agreement.

          Whenever the Company determines to make an offering of Debt Securities, it will enter into an agreement (a "Pricing Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriter or underwriters named therein (the "Underwriters" or "you," which terms shall include the underwriter or underwriters named therein whether acting alone in the sale of Securities or as members of an underwriting syndicate and any underwriters substituted pursuant to Section 10 hereof). The Pricing Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The Pricing Agreement relating to each offering of Securities shall specify such applicable information as is indicated in Exhibit A hereto. Each offering of Securities will be governed by this Agreement,

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as supplemented by the applicable Pricing Agreement, and this Agreement and such
Pricing Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. ______) and Post-Effective Amendment No. 1 to its registration statement on Form S-3 (No. 333-33298) relating to the Debt Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act") and the rules and regulations thereunder (the "1933 Act Regulations"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statements as amended have been declared effective by the Commission, and the respective Indentures have been qualified under the Trust Indenture Act of 1939 (the "1939 Act") and the rules and regulations of the Commission thereunder (collectively, the "1939 Act Regulations"). Such registration statements as amended and the prospectus relating to the sale of Debt Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(a) hereof and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which it is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the execution of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and at the time the Registration Statement became effective and as of the applicable Representation Date, the Registration Statement and the Prospectus complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date and at the Closing Time referred to in Section 2, did not, and will not, include an untrue

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     statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus (or to that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the respective Trustees).

          (ii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and supporting schedules incorporated in the Registration Statement, are independent public accountants for the Company as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The historical consolidated financial statements of the Company and its consolidated subsidiaries, including the notes thereto, incorporated in the Registration Statement and the Prospectus present fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated therein; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules incorporated in the Registration Statement present fairly the information required to be stated therein.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Significant Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its Significant Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Company has been duly incorporated or organized and is validly existing in good standing under the laws of the State of Maryland with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus or documents incorporated by reference therein; and the Company is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except when the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

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          (vi) All subsidiaries of the Company listed on Schedule II to the applicable Pricing Agreement (each a "Significant Subsidiary") constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (vii) Except as would not result in a Material Adverse Effect, each Significant Subsidiary that is a corporation (A) has been duly incorporated or organized, (B) is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus or documents incorporated by reference therein, and (C) is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification. Except as would not result in a Material Adverse Effect: (A) all of the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and (B) except as may be otherwise set forth in the Prospectus or documents incorporated by reference therein, all outstanding shares of capital stock of such corporate subsidiaries are owned by the Company, either directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) Except as would not result in a Material Adverse Effect, each Significant Subsidiary that is a partnership (A) has been duly organized,
     (B) is validly existing as a partnership in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus or documents incorporated by reference therein, and (C) is duly qualified to do business as a foreign partnership and is in good standing under the laws of each jurisdiction which requires such qualification. The capital contributions with respect to the outstanding units of each Significant Subsidiary that is a partnership have been made to such partnership. Except as would not result in a Material Adverse Effect, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" or in documents incorporated therein by reference (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus or in documents incorporated therein by reference); and the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Any shares of the Company's common stock, par value $.10 per share (the "Common Stock"), initially issuable upon conversion of Securities that are designated in a Pricing Agreement as being convertible into Common Stock ("Convertible Debt Securities") have been duly authorized and reserved for issuance (or will have been so authorized or reserved prior to each issuance of such Securities), and such shares, when issued and delivered in accordance with the provisions of the Securities and the applicable Indenture, will be validly issued, fully paid and non-assessable and will conform to the description of the Common Stock in the Prospectus; no holder of Common Stock will be subject to personal liability by reason of

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     being such a holder and the issuance of such shares upon conversion will not be subject to preemptive or other similar rights of any securityholder of the Company.

          (x) The Securities have been duly authorized for issuance pursuant to this Agreement (or will have been so authorized prior to each issuance of Securities) and, when executed, issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the applicable Indenture and this Agreement against payment of the consideration set forth in the applicable Pricing Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indentures have been duly authorized by the Company, will be substantially in the forms heretofore delivered to you and, when duly executed and delivered by the Company and the Trustees, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Securities and the Indentures will conform in all material respects to all statements relating thereto contained in the Prospectus.

          (xi) This Agreement and the applicable Pricing Agreement have each been duly authorized, executed and delivered by the Company.

          (xii) (A) The Company is not in violation or default of any provision of its charter or by-laws, (B) none of the Significant Subsidiaries is in violation or default of any provision of its respective charter or by-laws (or other similar documents), and (C) neither the Company nor any Significant Subsidiary is in violation or default of (I) the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which its property is subject, or (II) any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable, which violation or default, in the case of clauses (B) and (C), would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the applicable Indenture and the Pricing Agreement and the consummation of the transactions contemplated herein and therein (x) have been, or will be, duly authorized by all necessary corporate action and (y) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the charter or by-laws of the Company; (ii) the charter or by-laws (or other similar

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     documents) of any of the Significant Subsidiaries; (iii) any material obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it is bound or to which its or their property is subject; or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their assets, properties, or operations; except in the cases of clauses (ii) through (iv) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (xiii) The Company and the Significant Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, except for such certificates, authorizations and permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xiv) There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries that (a) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the applicable Pricing Agreement or the consummation of any of the transactions contemplated hereby, (b) could reasonably be expected to result in a Material Adverse Effect, or (c) is required to be disclosed in the Registration Statement or documents incorporated by reference therein but is not so disclosed; the aggregate of all pending legal or governmental proceedings to which the Company or any Significant Subsidiary is a party or of which any of their respective property is the subject which are not described in the Registration Statement or documents incorporated therein by reference, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any of its Significant Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xv) The Company and its Significant Subsidiaries own, possess, license, or have other rights to use, or can acquire on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other

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     intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their business, taken as a whole, as now conducted and neither the Company nor any of its Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, other than infringements or conflicts or conditions of invalidity or inadequacy which (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would not result in a Material Adverse Effect, subject to such limitations on the use of, or the rights to use such Intellectual Property that, individually or in the aggregate, would not have a Material Adverse Effect.

          (xvi) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company's subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business required such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (xvii) The Company has not taken and will not take, directly or indirectly, any action designed to, or which might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities or, in the case of an offering of Convertible Debt Securities, the Common Stock.

          (xviii) The documents (as amended prior to the date hereof, as the case may be) incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time (as defined below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter of the Securities expressly for use in the Prospectus as amended or supplemented.

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          (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter.

          SECTION 2. Purchase and Sale. The several commitments of the Underwriters to purchase Securities pursuant to any Pricing Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

          Payment of the purchase price for, and delivery of, the Securities shall be made at the date, time and location specified in the applicable Pricing Agreement relating to the Securities, or at such other date, time and location as shall be agreed upon by the representatives (as defined in Section 3 below) and the Company, or as shall otherwise be provided in Section 10 (such time and date of payment and delivery being herein called the "Closing Time"). Unless otherwise specified in the applicable Pricing Agreement, payment shall be made to the Company by wire transfer of same-day funds at the Closing Time to an account or accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of one or more global Securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to Closing Time.

          SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Immediately following the execution of each Pricing Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Debt Securities covered thereby and their terms not otherwise specified in the applicable Indenture, whether the Debt Securities will be Senior Debt Securities or Subordinated Debt Securities, the names of the Underwriters participating in the offering and the principal amount of Debt Securities which each severally has agreed to purchase, the names of any Underwriters acting as manager or co-managers in connection with the offering (the "Representatives" which term shall include each Underwriter in the event that there be no manager or co-manager), the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representatives shall reasonably request.

          (b) The Company will notify the Underwriters promptly, and confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, of

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(ii) the receipt of any comments from the Commission with respect to the
Registration Statement, the Prospectus or any Prospectus Supplement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (v) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object, unless required to do so pursuant to the applicable federal securities laws.

          (d) The Company will deliver to the Representatives signed copies of the Registration Statement as initially filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Underwriters as many conformed copies of the Registration Statement as initially filed and of each amendment thereto (without exhibits) as the Underwriters may reasonably request.

          (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or make the Registration Statement comply with such requirements.

          (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and will maintain such qualification in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the

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laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in a form which complies with the provisions of Rule 158 under the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (j) Between the date of any Pricing Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Securities, the Company will not, without your prior written consent, directly or indirectly, offer to sell, sell, enter into an agreement to sell, grant any option for the sale of, or otherwise dispose of, any new issue of debt securities of the Company with a maturity of more than one year, including additional Debt Securities (except for (i) any debt securities issued upon exercise of warrants, (ii) any debt securities of the Company denominated in a currency other than the currency in which the Securities subject to such Pricing Agreement shall be denominated) or any warrants for the purchase of debt securities of the Company with a maturity of more than one year. If the Securities designated in the applicable Pricing Agreement are convertible into Common Stock, for a period of 90 days from the date of the applicable Pricing Agreement, the Company will not, without your prior written consent, directly or indirectly, offer to sell, sell, enter into an agreement to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock, or security convertible into or exchangeable for Common Stock, other than (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or conversion of a security outstanding on the date hereof, (C) any shares of Common Stock or phantom stock units issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or director compensation plans of the Company or (D) securities issued as consideration pursuant to acquisitions and registration statements registering resales of such securities.

          (k) If any Securities are designated by the applicable Pricing Agreement to be convertible into Common Stock, the Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common stock upon conversion of the Securities.

          SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and each Pricing Agreement covered below, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, of any preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the applicable Trustee, (viii) the printing and delivery to the underwriters of copies of the Blue Sky Survey, the applicable Indenture and any Legal Investment Survey, (ix) the fees charged by the rating agencies in connection with the rating of the Securities, (x) the fee of the National Association of Securities Dealers, Inc. and (xi) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock Exchange or any other national exchange.

          If a Pricing Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters named in such Pricing Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Pricing Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, and no proceedings under the 1933 Act therefor shall have been initiated or threatened by the Commission, and (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of the applicable Pricing Agreement shall not have been lowered since the execution of such Pricing Agreement and no notice shall have been given of any intended or potential down-grading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (b) At Closing Time the Underwriters shall have received:

          (1) The favorable opinion, dated as of Closing Time, of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

               (iii) The Underwriting Agreement, the applicable Pricing Agreement, the applicable Indenture and the Securities have each been duly authorized, executed and delivered by the Company.

               (iv) The applicable Indenture is substantially in the form delivered to you.

               (v) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

               (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" or in documents incorporated therein by reference (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus or in documents incorporated therein by reference); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

               (vii) Except as would not result in a Material Adverse Effect,
          (A) each Significant Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business; (B) except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, and is fully paid and non-assessable, and all of such capital stock is, to his knowledge, owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of capital stock of any Significant Subsidiary that is a corporation was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

               (viii) Except as would not result in a Material Adverse Effect, each Significant Subsidiary that is a partnership (A) has been duly organized, (B) is validly existing as a partnership in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and (C) is duly qualified as a foreign partnership to transact business and is in good standing under the laws of each jurisdiction in which the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business. The capital contributions with respect to the outstanding units of each Significant Subsidiary that is a partnership have been made to such partnership. Except as would not result in a Material Adverse Effect, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (ix) The Registration Statement is effective under the 1933 Act and, to the best of his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (x) To his knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Significant Subsidiary is a party, or to which the property of the Company or any Significant Subsidiary is subject, before or brought by any court or governmental agency or body, (A) which might reasonably be expected to result in a Material Adverse Effect, or (B) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this agreement or the performance of the Company of its obligations hereunder or the transactions contemplated by the Registration Statement, or (C) which are required to be described in the Registration Statement, but are not so described.

               (xi) Any shares of Common Stock initially issuable upon conversion of Securities will be, when the Securities are issued, validly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company; and such shares, when issued and delivered in accordance with the provisions of the Securities and the applicable Indenture, will be duly and validly issued and fully paid and non-assessable and no holder of Common Stock will be subject to personal liability by reason of being such a holder; the issuance of such shares upon conversion will not be subject to preemptive rights under the charter or by-laws of the Company; and the Common Stock conforms in all material respects to the description thereof in the Prospectus.

               (xii) To his knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein or in documents incorporated by reference therein, and, except as would not have a Material Adverse Effect, there are no pending legal or governmental proceedings to which the Company or any Significant Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement or in documents incorporated by reference therein, including ordinary routine litigation incidental to the business, considered in the aggregate.

               (xiii) To his knowledge, (A) neither the Company nor, except as would not have a Material Adverse Effect, any Significant Subsidiary is in violation of its charter or by-laws or other organizational documents; (B) no default by the Company or any Significant Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement; (C) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and (D) the descriptions and references in the Registration Statement to all such contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents are correct in all material respects.

               (xiv) No authorization, approval, consent or order of any court or governmental agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws or blue sky laws; and, to the best of his knowledge, except as would not have a Material Adverse Effect, the execution and delivery of this Agreement, the applicable Pricing Agreement, the applicable Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of them is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

               (xv) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which such counsel expresses no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

          In rendering the opinions set forth in this paragraph, the General Counsel of the Company may rely on such opinions of counsel as he may reasonably request, provided that such counsel is reasonably satisfactory to counsel for the Underwriters and that copies of such opinions are attached to his opinion.

          (2) The favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          (ii) This Agreement and the applicable Pricing Agreement have each been duly authorized, executed and delivered by the Company.

          (iii) The applicable Indenture has been duly authorized, executed and delivered by the Company, and is substantially in the form heretofore delivered to you and, assuming due authorization, execution and delivery thereof by the applicable Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iv) The Securities are in the form contemplated by the applicable Indenture, have been duly authorized, executed and delivered by the Company, and, assuming that they have been authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture (which facts such counsel has not determined by an inspection of the Securities) and paid for in accordance with the provisions of this Agreement and the applicable Pricing Agreement, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, (b) except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and the Securities are entitled to the benefits provided by the applicable Indenture.

          (v) Any shares of Common Stock initially issuable upon conversion of the Securities will be, when the Securities are issued, duly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company; such shares, when issued and delivered in accordance with the provisions of the Securities and the applicable

               Indenture, will be validly issued and will be fully paid and non-assessable and no holder of Common Stock will be subject to personal liability by reason of being such a holder; the issuance of such shares upon conversion will not be subject to preemptive rights under the Certificate of Incorporation or by-laws of the Company.

          (vi) The Securities and the applicable Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

          (vii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel expresses no view) complied as to form in all material respects with the applicable requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and the 1939 Act and the applicable rules and regulations of the Commission thereunder.

          (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (ix) The applicable Indenture is qualified under the 1939 Act.

          (x) Each document filed pursuant to the 1934 Act (other than the financial statements and related schedules and any other financial data included therein, as to which such counsel expresses no view) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

          In rendering such opinion, Shearman & Sterling may rely as to the matters set forth in (x) of subsection (b)(2) of this Section and the incorporation of the Company and all other matters governed by Maryland law upon the opinion of the General Counsel of the Company referred to above.

          (3) The favorable opinion, dated as of Closing Time, of _____________, counsel for the Underwriters, with respect to certain of the matters set forth in subsection (b)(2) of this Section, as well as such other matters as the Underwriters may reasonably request. In rendering such opinion, _____________ may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of the General Counsel of the Company referred to above.

          (4) In giving their opinions required by subsections (b)(2) and (b)(3) of this Section, Shearman & Sterling and counsel to the Underwriters, respectively, shall each additionally state that although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company) nothing has come to their respective attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its respective date or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that none of them expresses any belief with respect to the financial statements and related schedules or other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility on Form T-1 of the Trustee).

          (c) At the Closing Time, there shall not have been, since the date of the applicable Pricing Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chairman of the Board, the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied by it at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the Commission.

          (d) The Underwriters shall have received from PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Representatives letters dated as of the date of the applicable Pricing Agreement and as of the date of the applicable Closing Time, respectively, in form and substance reasonably satisfactory to the Representatives.

          (e) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Pricing Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7, 8 and 13 shall remain in effect.

          SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) The Company agrees to indemnify and hold harmless each Underwriter against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Securities to the Underwriters which are due in the United States of America, the United Kingdom or any other jurisdiction.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought hereunder, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") as promptly as reasonably practicable, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, except that the Company shall be liable for the fees and expenses of one counsel representing Legg Mason Wood Walker Incorporated and one counsel representing the other Underwriters and the persons controlling the other Underwriters.

          Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of the applicable Pricing Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount set forth in the applicable Pricing Agreement bears to the initial public offering price set forth in the applicable Pricing Agreement and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9. Termination of Agreement. (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of the applicable Pricing Agreement or since the respective dates as of which information is given in the Registration Statement or documents incorporated by reference therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Maryland authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Securities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7, 8 and 13 shall remain in effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Pricing Agreement (the "Defaulted Securities"), then you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth therein and in the applicable Pricing Agreement, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate amount of the Defaulted Securities does not exceed 10% of the Securities covered by the applicable Pricing Agreement, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase under such Pricing Agreement, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate amount of the Defaulted Securities exceeds 10% of the Securities covered by the applicable Pricing Agreement, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to the applicable Pricing Agreement, to terminate the applicable Pricing Agreement without liability on the part of any non-defaulting Underwriter.

          No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of the applicable Pricing Agreement, either the non-defaulting Underwriter or Underwriters, as the case may be, or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in the applicable Pricing Agreement; notices to the Company shall be directed to it at Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202, attention of Robert F. Price, Senior Vice President and General Counsel.

          SECTION 12. Parties. This Agreement and each applicable Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any such Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and each applicable Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York time.

                                         Very truly yours,

                                         LEGG MASON, INC.


                                         By:   __________________________
                                               Name:
                                               Title:

                                    Exhibit A

                                LEGG MASON, INC.
                            (a Maryland corporation)

                         ___% Debt Securities due _____

                                PRICING AGREEMENT

                                                               ___________, ____

[Name and address of the
Underwriter(s) or Representative(s)
of the Underwriter(s), if any]

Dear Sirs:

          Legg Mason, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated __________, ____ (the "Underwriting Agreement"), to issue and sell to [___________ (the "Underwriter(s)")] [the several Underwriters listed on
Schedule I hereto, for whom ____________ is/are acting as representative(s) (the "Representative(s)")], the Securities specified herein (the "Securities"). This agreement is the Pricing Agreement relating to the Securities referred to in the Underwriting Agreement.

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The address of the Underwriter(s) referred to in Section 11 of the Underwriting Agreement is ______________________, Attention: ______________.

          An amendment to the Registration Statement, or the Prospectus Supplement, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth herein, the aggregate principal amount of Securities indicated on Schedule I hereto.

          Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriters as follows:

          Title of Debt Securities:

          Whether Senior or Subordinated Debt Securities:

          Indenture (if other than as specified in the Underwriting Agreement):

          Principal amount to be issued: $

          Current ratings:

          Interest rate: % payable on ____ and ___ of each year

          Date of maturity:

          Currency of denomination:

          Currency of payment:

          Form and denomination:

          Overseas Paying Agent:

          Redemption provisions:

          Conversion:

          Sinking fund requirements:

          [Public offering price: %, plus accrued interest, or amortized original issue discount, if any, from , 19 .]

          Purchase price: %, plus accrued interest, or amortized original issue discount, if any, from ______, ____ (payable in next day funds).

          Closing date and location:

          This Agreement shall be governed by the laws of the State of New York.

          If the foregoing is in accordance with your understanding of the agreement between you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts (including the provisions of the Underwriting Agreement incorporated by reference herein) shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                        Very truly yours,

                                        LEGG MASON, INC.

                                        By:   _____________________________
                                              Name:
                                              Title

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

UNDERWRITER(S) or
REPRESENTATIVE(S),
on behalf of the several Underwriters
named in Schedule I hereto

By:  _________________________________
     Name:
     Title:

                                   SCHEDULE I
                            TO THE PRICING AGREEMENT

                                  Underwriters


                                                                  Aggregate
                                                                  Principal
                                                                    Amount
Name of Underwriter                                             of Securities
-------------------                                             -------------





Total..................................

                                   SCHEDULE II
                            TO THE PRICING AGREEMENT

                     Significant Subsidiaries of the Company




                                      A-5